EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration Number 333-183652) of CreditRiskMonitor, Inc. of our report dated March 24, 2017, on our audit of the financial statements of CreditRiskMonitor, Inc. as of December 31, 2016 and 2015 and for the years then ended which report is included in this Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ CohnReznick LLP

Jericho, New York
March 24, 2017